Joint Filer Information

NAME: GLG Partners Limited

ADDRESS:   c/o GLG Partners LP
           1 Curzon Street
           London W1J 5HB
           England

DESIGNATED FILER: GLG Partners LP

ISSUER AND TICKER SYMBOL: Panda Ethanol, Inc. (PDAE)

DATE OF EVENT REQUIRING STATEMENT: March 31, 2008


SIGNATURE:

      By: /s/ Timothy Kuschill
          ---------------------
      Name:  Timothy Kuschill
      Title: Counsel of GLG Partners LP

      By: /s/ Emmanuel Roman
          ---------------------
      Name:  Emmanuel Roman
      Title: Managing Director


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                             Joint Filer Information

NAME: GLG Partners, Inc.

ADDRESS:   390 Park Avenue, 20th Floor
           New York, NY 10022

DESIGNATED FILER: GLG Partners LP

ISSUER AND TICKER SYMBOL: Panda Ethanol, Inc. (PDAE)

DATE OF EVENT REQUIRING STATEMENT: March 31, 2008

SIGNATURE:


     By: /S/ Alejandro R. San Miguel
         -----------------------------
         Name:  Alejandro R. San Miguel
         Title: General Counsel and Corporate Secretary